                                EXHIBIT 99.1

                     Scient Corporation 1997 Stock Plan

                        Notice of Stock Option Grant

      You have been granted the following option to purchase Common Stock of Scient Corporation (the "Company"):

      Name of Optionee:                  Name

      Total Number of Shares Granted:    TotalShares

      Type of Option:                    Incentive Stock Option

      Exercise Price Per Share:          $

      Date of Grant:                     DateGrant

      Date Exercisable:                  This option may be exercised, in
                                         whole or in part, for 100% of the
                                         Shares subject to this option at any
                                         time after the Date of Grant.

      Vesting Commencement Date:

      Vesting Schedule:                  The Right of Repurchase shall lapse
                                         with respect to the first 25% of the
                                         Shares subject to this option when
                                         the Optionee completes 12 months of
                                         continuous Service after the Vesting
                                         Commencement Date. The Right of
                                         Repurchase shall lapse with respect
                                         to an additional 2.08333% of the
                                         Share subject to this option when the
                                         Optionee completes each month of
                                         continuous service thereafter.
                                         However, in the event that the
                                         Optionee violates the Proprietary
                                         Information and Inventions Agreement
                                         between the Optionee and the Company,
                                         the Right of Repurchase shall lapse
                                         with respect to 20% of the Shares
                                         subject to this option when the
                                         Optionee completes each 12-month
                                         period of continuous Service after
                                         the Date of Grant.

      Expiration Date:

By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1997 Stock Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:                                SCIENT CORPORATION: